Investor Relations
Jeremy Steffan
Director, Investor Relations
(952) 887-7962, jeremy.steffan@toro.com

Media Relations
Branden Happel
Senior Manager, Public Relations
(952) 887-8930, branden.happel@toro.com

For Immediate Release
The Toro Company Reports Fourth-Quarter and Full-Year Fiscal 2024 Financial Results
Record Full-Year Net Sales Driven by Strength in Residential Segment, Underground Construction, and Golf
Significant Improvement in Cash Generation Supported Increased Share Repurchases

•Full-year net sales of $4.58 billion, up from $4.55 billion in fiscal 2023
•Full-year reported diluted EPS of $4.01 and *adjusted diluted EPS of $4.17, compared to $3.13 reported and $4.21 *adjusted diluted EPS in fiscal 2023
•Fourth-quarter net sales of $1.08 billion, up from $0.98 billion in the same period of fiscal 2023
•Fourth-quarter reported diluted EPS of $0.87 and *adjusted diluted EPS of $0.95, compared to $0.67 reported diluted EPS and $0.71 *adjusted diluted EPS in the same period of fiscal 2023
•Full-year fiscal 2025 guidance of *adjusted diluted EPS in the range of $4.25 to $4.40

BLOOMINGTON, Minn.—(BUSINESS WIRE) — December 18, 2024—The Toro Company (NYSE: TTC), a leading global provider of solutions for the outdoor environment, today reported results for its fiscal fourth-quarter and full-year ended October 31, 2024.
“We delivered our 15th consecutive year of net sales growth in what remained an extremely dynamic environment,” said Richard M. Olson, chairman and chief executive officer. “This was a testament to the strength of our portfolio and the disciplined execution by our team of talented employees and channel partners.

“In our residential segment, we drove exceptional top-line growth due to the strength of our mass channel, including the inaugural year of our strategic partnership with Lowe’s, along with the success of new product introductions, such as the Havoc™ editions of our next generation lineup of Toro® TimeCutter® and TITAN® zero turn riding mowers. In our professional segment, our team drove significant production improvements for underground construction equipment and golf and grounds solutions, as we substantially increased output and capitalized on the sustained and strong end market demand for these products. Our ability to execute in these areas offset industry-wide dynamics affecting other parts of our portfolio, including softness in markets tied to snow and ice management, given the historic lack of snowfall last winter, as well as homeowner markets tied to lawn care in our dealer channel. Importantly, we made significant progress in reducing dealer field inventories of lawn care products, driven by lower shipments, coupled with retail sales growth. The momentum in sell-through year over year demonstrates the strength of our brands and market share.

“Moving to profitability, we successfully drove productivity and net price benefits during the year, offsetting inflation and the costs of adjusting production to meet quickly changing demand and better serve our customers. In the fourth quarter, we enhanced productivity and carefully controlled expenses. This helped offset the impact of a higher proportion of lower-margin products in our net sales than we anticipated, and enabled us to achieve adjusted diluted EPS in line with our expectations.

”We were extremely pleased to deliver a significant increase in *free cash flow during fiscal 2024, to just over $470 million, which equated to a *conversion rate of 112.4%. This substantial improvement supported the return of nearly $400 million to shareholders, including an increase in our regular dividend payout and about $250 million in share repurchases.”

OUTLOOK

“As we enter the new fiscal year, we have confidence in our ability to deliver earnings growth, supported by the strength of our diverse portfolio and talented team, along with the momentum we have generated with our significant productivity initiative,” continued Olson. “Our market leadership positions across our portfolio remain strong, supported by our innovative product lineup and best-in-class distribution networks. For our underground construction, and golf and grounds businesses, we continue to have elevated order backlog, and expect demand will remain robust. Importantly, with our success in driving output, we expect order backlog will be at or near normal levels by the end of the year. For our lawn care and snow and ice management businesses, while field inventories remain higher than ideal, we expect to be positioned much better than last year as we head into the upcoming turf season, along with the snow pre-season in the second half of 2025.

“While industry-wide macro and weather dynamics over the past few years have played out differently than anticipated, our business fundamentals remain strong. This is supported by our innovation leadership, with a robust new product pipeline aligned to market trends and designed to solve our customers’ most pressing needs. We are excited about the upcoming retail launches of autonomous products across our portfolio, including residential, commercial, and golf applications. This includes the early 2025 rollout of our Toro® Haven™ robotic mower, Exmark® Turf Tracer® with XiQ technology, and GeoLink® Solutions™ autonomous fairway mower.

“We are well-positioned to capitalize on future growth opportunities in our attractive end markets, while simultaneously driving profitability improvement. Our significant productivity initiative, named AMP, is off to a great start, and we remain on track to deliver $100 million in run-rate cost savings by fiscal 2027. We intend to reinvest a portion of the savings from this initiative, to drive further innovation and growth. We look forward to the coming year with optimism, guided by our enterprise strategic priorities of accelerating profitable growth, driving productivity and operational excellence, and empowering people.”

For fiscal 2025, management expects total company net sales growth in the range of 0% to 1% and *adjusted diluted EPS in the range of $4.25 to $4.40. The company's guidance is based on current visibility and reflects:

•continued strong demand and stable supply for our underground construction and golf and grounds businesses,
•a continuation of macro factors that have driven increased consumer and channel caution,
•remaining adjustments needed to normalize field inventories of lawn care products and snow and ice management solutions, and
•weather patterns aligned with historical averages.

This guidance does not include any policy or regulatory changes that have not yet been enacted.

FOURTH-QUARTER FISCAL 2024 FINANCIAL HIGHLIGHTS

	Reported			Adjusted*
(dollars in millions, except per share data)	F24 Q4	F23 Q4	% Change	F24 Q4	F23 Q4	% Change
Net Sales	$1,076.0	$983.2	9%	$1,076.0	$983.2	9%
Net Earnings	$89.9	$70.3	28%	$97.7	$74.1	32%
Diluted EPS	$0.87	$0.67	30%	$0.95	$0.71	34%
FULL-YEAR FISCAL 2024 FINANCIAL HIGHLIGHTS

	Reported			Adjusted*
(dollars in millions, except per share data)	F24	F23	% Change	F24	F23	% Change
Net Sales	$4,583.8	$4,553.2	1%	$4,583.8	$4,553.2	1%
Net Earnings	$418.9	$329.7	27%	$435.2	$443.5	(2)%
Diluted EPS	$4.01	$3.13	28%	$4.17	$4.21	(1)%

SEGMENT RESULTS
Professional Segment
•Professional segment net sales for the fourth quarter were $913.9 million, up 10.3% from $828.9 million in the same period last year. The increase was primarily driven by higher shipments of golf and grounds products and underground construction equipment, along with net price realization, partially offset by lower shipments of compact utility loaders and snow and ice management products.
•Full-year fiscal 2024 professional segment net sales were $3.56 billion, down 3.2% from $3.67 billion last year. The decrease was primarily due to lower shipments of lawn care equipment, snow and ice management products, and compact utility loaders, partially offset by higher shipments of golf and grounds products and underground construction equipment.
•Professional segment earnings for the fourth quarter were $169.7 million, up 36.3% from $124.5 million in the same period last year, and when expressed as a percentage of net sales, 18.6%, up from 15.0% in the prior-year period. The positive change was primarily due to productivity improvements, net sales leverage, net price realization, and product mix, partially offset by higher material and manufacturing costs.
•Full-year fiscal 2024 professional segment earnings were $638.9 million, up 25.5% compared with $509.1 million in the prior fiscal year, and when expressed as a percentage of net sales, 18.0%, up from 13.9% last year. The change was primarily driven by non-cash impairment charges in the prior year, productivity improvements, and product mix, partially offset by higher material and manufacturing costs and lower net sales volume.
Residential Segment
•Residential segment net sales for the fourth quarter were $155.1 million, up 4.5% from $148.4 million in the same period last year. The increase was primarily driven by higher shipments of lawn care products to the company's mass channel, partially offset by lower shipments of snow products and higher sales promotions.
•Full-year fiscal 2024 residential segment net sales were $998.3 million, up 16.9% from $854.2 million last year. The increase was primarily due to higher shipments to the company's mass channel, partially offset by lower shipments of snow products.
•Residential segment loss for the fourth quarter was $13.8 million, or 8.9% of net sales, compared to earnings of $4.5 million, or 3.0% of net sales, in the same period last year. The change was primarily driven by higher material and freight costs, higher warranty and marketing expense, and product mix, partially offset by productivity improvements.
•Full-year fiscal 2024 residential segment earnings were $78.4 million, up 13.8% from $68.9 million in the prior fiscal year, and when expressed as a percentage of net sales, 7.9%, compared to 8.1% last year. The change was primarily driven by product mix and higher material and manufacturing costs, partially offset by productivity improvements and net sales leverage.

OPERATING RESULTS
Gross margin for the fourth quarter was 32.4%, compared with 33.5% for the same prior-year period. *Adjusted gross margin for the fourth quarter was 32.3%, compared with 33.6% for the same prior-year period. The decreases in reported and *adjusted gross margin were primarily due to higher material, freight, and manufacturing costs, partially offset by productivity improvements.
For fiscal 2024, gross margin was 33.8%, compared to 34.6% for fiscal 2023. *Adjusted gross margin for fiscal 2024 was 33.9%, compared with 34.7% for fiscal 2023. The decreases in reported and *adjusted gross margin were primarily driven by higher material and manufacturing costs and product mix, partially offset by productivity improvements.
SG&A expense as a percentage of net sales for the fourth quarter was 22.3%, compared with 23.9% in the prior-year period. The improvement was primarily driven by net sales leverage, lower incentive compensation, and lower marketing costs, partially offset by higher warranty expense.
For fiscal 2024, SG&A expense as a percentage of net sales was 22.2%, compared with 21.8% for fiscal 2023. The change was primarily due to higher corporate expenses, partially offset by lower marketing costs.
Operating earnings as a percentage of net sales for the fourth quarter were 10.1%, compared with 9.6% in the same prior-year period. *Adjusted operating earnings as a percentage of net sales for the fourth quarter were 10.9%, compared with 10.1% in the same prior-year period.
For fiscal 2024, operating earnings as a percentage of net sales were 11.6%, compared with 9.5% in fiscal 2023. *Adjusted operating earnings as a percentage of net sales for fiscal 2024 were 12.2%, compared with 12.9% for fiscal 2023.
Interest expense was down $0.4 million for the fourth quarter to $14.5 million, primarily driven by lower average outstanding borrowings and lower average interest rates. Interest expense was up $3.2 million for the full year to $61.9 million, primarily driven by higher average interest rates, partially offset by lower average outstanding borrowings.
The reported and *adjusted effective tax rates for the fourth quarter were 17.7% and 16.9%, respectively, compared with 19.1% and 19.3% in the same prior-year period. The decreases were primarily due to a more favorable geographic mix of earnings.

For fiscal 2024, the reported effective tax rate was 18.3%, compared with 17.7% in fiscal 2023. The increase was primarily due to the impact of non-cash impairment charges in the prior year and lower tax benefits recorded as excess tax deductions for stock compensation in the current year, partially offset by a more favorable geographic mix of earnings in the current year. The *adjusted effective tax rate for fiscal 2024 was 18.8%, compared with 20.4% in fiscal 2023. The year-over-year improvement was primarily driven by a more favorable geographic mix of earnings.

*Non-GAAP financial measure. Please refer to the “Use of Non-GAAP Financial Information” for details regarding these measures, as well as the tables provided for a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures.

LIVE CONFERENCE CALL
December 18, 2024 at 10:00 a.m. CST
www.thetorocompany.com/invest
The Toro Company will conduct its earnings call and webcast for investors beginning at 10:00 a.m. CST on December 18, 2024. The webcast will be available at www.thetorocompany.com/invest. Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, install audio software.
About The Toro Company
The Toro Company (NYSE: TTC) is a leading global provider of solutions for the outdoor environment including turf and landscape maintenance, snow and ice management, underground utility construction, rental and specialty construction, and irrigation and outdoor lighting solutions. With net sales of $4.6 billion in fiscal 2024, The Toro Company’s global presence extends to more than 125 countries through a family of brands that includes Toro, Ditch Witch, Exmark, Spartan, BOSS, Ventrac, American Augers, Trencor, Subsite, HammerHead, Radius, Perrot, Hayter, Unique Lighting Systems, Irritrol, and Lawn-Boy. Through constant innovation and caring relationships built on trust and integrity, The Toro Company and its family of brands have built a legacy of excellence by helping customers work on golf courses, sports fields, construction sites, public green spaces, commercial and residential properties and agricultural operations. For more information, visit www.thetorocompany.com.
Use of Non-GAAP Financial Information
This press release and the related earnings call include certain non-GAAP financial measures, which are not calculated or presented in accordance with U.S. GAAP, as information supplemental and in addition to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. The non-GAAP financial measures included within this press release and the related earnings call that are utilized as measures of operating performance consist of gross profit, gross margin, operating earnings, earnings before income taxes, net earnings, diluted EPS, and the effective tax rate, each as adjusted. The non-GAAP financial measures included within this press release and the related earnings call that are utilized as measures of liquidity consist of free cash flow and free cash flow conversion percentage.
The Toro Company uses these non-GAAP financial measures in making operating decisions and assessing liquidity because it believes these non-GAAP financial measures provide meaningful supplemental information regarding the company's core operational performance and cash flows, as a measure of the company's liquidity, and provide the company with a better understanding of how to allocate resources to both ongoing and prospective business initiatives. Additionally, these non-GAAP financial measures facilitate the company's internal comparisons for both historical operating results and competitors' operating results by factoring out potential differences caused by charges and benefits not related to the company's regular, ongoing business, including, without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions. The company believes that these non-GAAP financial measures, when considered in conjunction with the financial measures prepared in accordance with U.S. GAAP, provide investors with useful supplemental financial information to better understand its core operational performance and cash flows.
Reconciliations of historical non-GAAP financial measures to the most comparable U.S. GAAP financial measures are included in the financial tables contained in this press release. These non-GAAP financial measures, however, should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the U.S. GAAP financial measures included within this press release and the company’s related earnings call. These non-GAAP financial measures may differ from similar measures used by other companies.
The Toro Company does not provide a quantitative reconciliation of the company’s projected range for adjusted diluted EPS for fiscal 2025 to diluted EPS, which is the most directly comparable GAAP measure, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The company’s adjusted diluted EPS guidance for fiscal 2025 excludes certain items that are inherently uncertain and difficult to predict, including certain non-cash, large and/or unpredictable charges and benefits; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions. Due to the uncertainty of the amount or timing of these future excluded items, management does not forecast them for internal use and therefore cannot create a quantitative adjusted diluted EPS for fiscal 2025 to diluted EPS reconciliation without unreasonable efforts. A quantitative reconciliation of adjusted diluted EPS for fiscal 2025 to diluted EPS would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between adjusted diluted EPS for fiscal 2025 to diluted EPS will consist of items similar to those described in the financial tables later in this release, including, for example and without limitation, certain non-cash, large, and/or unpredictable charges and benefits, such as impairment and restructuring charges; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions. The timing and amount of any of these excluded items could significantly impact the company’s diluted EPS for a particular period.
Forward-Looking Statements
This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “encourage,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “target,” “improve,” “believe,” “become,” “should,” “could,” “will,” “would,” “possible,” “promise,” “may,” “likely,” “intend,” “can,” “seek,” “pursue,” “potential,” “pro forma,” variations of such words or the negative thereof, and similar expressions or future dates. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied. Forward-looking statements in this release include the company’s fiscal 2025 financial guidance, expectations regarding demand trends, including incremental growth from strategic partnership with Lowe’s and the success of new products, supply chain stabilization and AMP, and other statements made under the "Outlook" section of this release. Particular risks and uncertainties that may affect the company’s operating results or financial position or cause actual events and results to differ materially from those projected or implied include: adverse worldwide economic conditions, including inflationary pressures and higher interest rates; the effect of abnormal weather patterns; customer, government and municipal revenue, budget spending levels and cash conservation efforts; loss of any substantial customer; inventory adjustments or changes in purchasing patterns by customers; fluctuations in the cost and availability of commodities, components, parts, and accessories, including steel, engines, hydraulics, and resins; disruption at or in proximity to its facilities or in its manufacturing or other operations, or those in its distribution channel customers, mass retailers or home centers where its products are sold, or suppliers; risks associated with acquisitions and dispositions, including the company's acquisition of the Intimidator Group and possible additional future impairment of goodwill or other intangible assets; impacts AMP and any future restructuring activities or productivity or cost savings initiatives; COVID-19 related factors, risks and challenges; the effect of natural disasters, social unrest, war and global pandemics; the level of growth or contraction in its key markets; the company’s ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international relations, operations and markets; foreign currency exchange rate fluctuations; financial viability of and/or relationships with the company’s distribution channel partners; management of strategic partnerships, key customer relationships, alliances or joint ventures, including Red Iron Acceptance, LLC; impact of laws, regulations and standards, consumer product safety, accounting, taxation, trade, tariffs and/or antidumping and countervailing duties petitions, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; impact of increased scrutiny on its environmental, social, and governance practices; and other risks and uncertainties described in the company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.
(Financial tables follow)

THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings (Unaudited)
(Dollars and shares in millions, except per-share data)

	Three Months Ended		Twelve Months Ended
	October 31, 2024	October 31, 2023	October 31, 2024	October 31, 2023
Net sales	$1,076.0	$983.2	$4,583.8	$4,553.2
Cost of sales	727.0	653.6	3,034.5	2,975.6
Gross profit	349.0	329.6	1,549.3	1,577.6
Gross margin	32.4%	33.5%	33.8%	34.6%
Selling, general and administrative expense	240.0	235.1	1,016.0	995.6
Non-cash impairment charges	—	—	—	151.3
Operating earnings	109.0	94.5	533.3	430.7
Interest expense	(14.5)	(14.9)	(61.9)	(58.7)
Other income, net	14.8	7.3	41.4	28.5
Earnings before income taxes	109.3	86.9	512.8	400.5
Provision for income taxes	19.4	16.6	93.9	70.8
Net earnings	$89.9	$70.3	$418.9	$329.7

Basic net earnings per share of common stock	$0.88	$0.67	$4.04	$3.16

Diluted net earnings per share of common stock	$0.87	$0.67	$4.01	$3.13

Weighted-average number of shares of common stock outstanding — Basic	102.7	104.2	103.8	104.4

Weighted-average number of shares of common stock outstanding — Diluted	103.2	104.9	104.4	105.3

Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended		Twelve Months Ended
Segment net sales	October 31, 2024	October 31, 2023	October 31, 2024	October 31, 2023
Professional	$913.9	$828.9	$3,556.9	$3,674.6
Residential	155.1	148.4	998.3	854.2
Other	7.0	5.9	28.6	24.4
Total net sales*	$1,076.0	$983.2	$4,583.8	$4,553.2

*Includes international net sales of:	$231.6	$191.0	$923.0	$947.7

	Three Months Ended		Twelve Months Ended
Segment earnings (loss) before income taxes	October 31, 2024	October 31, 2023	October 31, 2024	October 31, 2023
Professional	$169.7	$124.5	$638.9	$509.1
Residential	(13.8)	4.5	78.4	68.9
Other	(46.6)	(42.1)	(204.5)	(177.5)
Total segment earnings before income taxes	$109.3	$86.9	$512.8	$400.5

THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in millions)

	October 31, 2024	October 31, 2023
ASSETS
Cash and cash equivalents	$199.5	$193.1
Receivables, net	459.7	407.4
Inventories, net	1,038.9	1,087.8
Prepaid expenses and other current assets	66.8	110.5
Total current assets	1,764.9	1,798.8

Property, plant, and equipment, net	644.8	641.7
Goodwill	450.3	450.8
Other intangible assets, net	498.7	540.1
Right-of-use assets	114.5	125.3
Investment in finance affiliate	49.2	50.6
Deferred income taxes	45.0	14.2
Other assets	15.4	22.8
Total assets	$3,582.8	$3,644.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$10.0	$—
Accounts payable	452.7	430.0
Accrued liabilities	493.0	499.1
Short-term lease liabilities	20.3	19.5
Total current liabilities	976.0	948.6

Long-term debt	911.8	1,031.5
Long-term lease liabilities	99.1	112.1
Deferred income taxes	0.5	0.4
Other long-term liabilities	43.5	40.8

Stockholders’ equity:
Preferred stock	—	—
Common stock	101.5	103.8
Retained earnings	1,496.4	1,444.1
Accumulated other comprehensive loss	(46.0)	(37.0)
Total stockholders’ equity	1,551.9	1,510.9
Total liabilities and stockholders’ equity	$3,582.8	$3,644.3

THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Dollars in millions)

	Twelve Months Ended
	October 31, 2024	October 31, 2023
Cash flows from operating activities:
Net earnings	$418.9	$329.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash income from finance affiliate	(20.8)	(19.2)
Distributions from finance affiliate, net	22.2	7.9
Depreciation of property, plant, and equipment	93.7	83.5
Amortization of other intangible assets	34.5	35.7
Stock-based compensation expense	23.0	19.4
Deferred income taxes	(27.9)	(47.9)
Non-cash impairment charges	—	151.3
Other	(2.9)	(0.2)
Changes in operating assets and liabilities, net of the effect of acquisitions:
Receivables, net	(53.1)	(71.6)
Inventories, net	27.5	(26.7)
Other assets	19.9	17.8
Accounts payable	24.3	(149.9)
Other liabilities	10.6	(23.0)
Net cash provided by operating activities	569.9	306.8
Cash flows from investing activities:
Purchases of property, plant, and equipment	(103.5)	(149.5)
Proceeds from insurance claim	4.3	7.1
Business combination	—	(21.0)
Asset acquisition	(0.8)	—
Proceeds from asset disposals	0.3	0.4
Proceeds from divestitures	40.0	5.3
Net cash used in investing activities	(59.7)	(157.7)
Cash flows from financing activities:
Net (repayments) borrowings under the revolving credit facility	(40.0)	40.0
Long-term debt repayments	(70.0)	—
Proceeds from exercise of stock options	9.1	19.7
Payments of withholding taxes for stock awards	(3.9)	(3.8)
Purchases of TTC common stock	(245.5)	(60.0)
Dividends paid on TTC common stock	(149.5)	(141.9)
Other	(5.3)	(1.5)
Net cash used in financing activities	(505.1)	(147.5)

Effect of exchange rates on cash and cash equivalents	1.3	3.3

Net increase in cash and cash equivalents	6.4	4.9
Cash and cash equivalents as of the beginning of the fiscal period	193.1	188.2
Cash and cash equivalents as of the end of the fiscal period	$199.5	$193.1

THE TORO COMPANY AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(Dollars in millions, except per-share data)
The following table provides a reconciliation of the non-GAAP financial performance measures used in this press release and the related earnings call to the most directly comparable measures calculated and reported in accordance with U.S. GAAP for the three and twelve month periods ended October 31, 2024 and October 31, 2023:

	Three Months Ended		Twelve Months Ended
	October 31, 2024	October 31, 2023	October 31, 2024	October 31, 2023
Gross profit	$349.0	$329.6	$1,549.3	$1,577.6
Acquisition-related costs[1]	—	—	—	0.2
Restructuring charges[2]	—	1.2	—	1.2
Productivity initiative[3]	(1.2)	—	5.7	—
Adjusted gross profit	$347.8	$330.8	$1,555.0	$1,579.0

Gross margin	32.4%	33.5%	33.8%	34.6%
Restructuring charges[2]	—%	0.1%	—%	0.1%
Productivity initiative[3]	(0.1)%	—%	0.1%	—%
Adjusted gross margin	32.3%	33.6%	33.9%	34.7%

Operating earnings	$109.0	$94.5	$533.3	$430.7
Acquisition-related costs[1]	—	—	—	0.4
Restructuring charges[2]	—	5.0	—	5.0
Productivity initiative[3]	8.0	—	27.2	—
Non-cash impairment charges[4]	—	—	—	151.3
Adjusted operating earnings	$117.0	$99.5	$560.5	$587.4

Operating earnings margin	10.1%	9.6%	11.6%	9.5%
Restructuring charges[2]	—%	0.5%	—%	0.1%
Productivity initiative[3]	0.8%	—%	0.6%	—%
Non-cash impairment charges[4]	—%	—%	—%	3.3%
Adjusted operating earnings margin	10.9%	10.1%	12.2%	12.9%

Earnings before income taxes	$109.3	$86.9	$512.8	$400.5
Acquisition-related costs[1]	—	—	—	0.4
Restructuring charges[2]	—	5.0	—	5.0
Productivity initiative[3]	8.2	—	23.1	—
Non-cash impairment charges[4]	—	—	—	151.3
Adjusted earnings before income taxes	$117.5	$91.9	$535.9	$557.2

Income tax provision	$19.4	$16.6	$93.9	$70.8
Restructuring charges[2]	—	1.1	—	1.1
Productivity initiative[3]	0.4	—	3.3	—
Non-cash impairment charges[4]	—	—	—	36.7
Tax impact of stock-based compensation[5]	—	0.1	3.5	5.1
Adjusted income tax provision	$19.8	$17.8	$100.7	$113.7

Net earnings	$89.9	$70.3	$418.9	$329.7
Acquisition-related costs[1]	—	—	—	0.4
Restructuring charges[2]	—	3.9	—	3.9
Productivity initiative[3]	7.8	—	19.8	—
Non-cash impairment charges[4]	—	—	—	114.6
Tax impact of stock-based compensation[5]	—	(0.1)	(3.5)	(5.1)
Adjusted net earnings	$97.7	$74.1	$435.2	$443.5

Diluted EPS	$0.87	$0.67	$4.01	$3.13
Restructuring charges[2]	—	0.04	—	0.04
Productivity initiative[3]	0.08	—	0.19	—
Non-cash impairment charges[4]	—	—	—	1.09
Tax impact of stock-based compensation[5]	—	—	(0.03)	(0.05)
Adjusted diluted EPS	$0.95	$0.71	$4.17	$4.21

Effective tax rate	17.7%	19.1%	18.3%	17.7%
Restructuring charges[2]	—%	0.1%	—%	—%
Productivity initiative[3]	(0.9)%	—%	(0.2)%	—%
Non-cash impairment charges[4]	—%	—%	—%	1.5%
Tax impact of stock-based compensation[5]	0.1%	0.1%	0.7%	1.2%
Adjusted effective tax rate	16.9%	19.3%	18.8%	20.4%

1    On January 13, 2022, the company completed the acquisition of Intimidator Group. Acquisition-related costs for the fiscal year ended October 31, 2023 represent integration costs incurred in connection with the acquisition.
2    In the fourth quarter of fiscal 2023, the company initiated a restructuring program which was completed in the first quarter of fiscal 2024. The restructuring charges associated with the program for three and twelve month periods ended October 31, 2023 represent accrued severance, termination benefits, and other exit-related expenses.
3    In the first quarter of fiscal 2024, the company launched a significant productivity initiative named AMP. Productivity initiative charges for the three and twelve month periods ended October 31, 2024 represent asset write-offs, third-party consulting costs, product-line exit costs, and compensation for fully-dedicated AMP personal, partially offset by a gain on divestiture.
4    At the end of the third quarter of fiscal 2023, the company recorded non-cash impairment charges within its Professional reportable segment.
5    The accounting standards codification guidance governing employee stock-based compensation requires that any excess tax deduction for stock-based compensation be immediately recorded within income tax expense. Employee stock-based compensation activity, including the exercise of stock options, can be unpredictable and can significantly impact net earnings, net earnings per diluted share, and effective tax rate. These amounts represent the discrete tax benefits recorded as excess tax deductions for stock-based compensation during the three and twelve month periods ended October 31, 2024 and October 31, 2023.
Reconciliation of Non-GAAP Liquidity Measures
The company defines free cash flow as net cash provided by operating activities less purchases of property, plant, and equipment, net of proceeds from insurance claim. Free cash flow conversion percentage represents free cash flow as a percentage of net earnings. The company considers free cash flow and free cash flow conversion percentage to be non-GAAP liquidity measures that provide useful information to management and investors about the company's ability to convert net earnings into cash resources that can be used to pursue opportunities to enhance shareholder value, fund ongoing and prospective business initiatives, and strengthen the company's Consolidated Balance Sheets, after reinvesting in necessary capital expenditures required to maintain and grow the company's business.
The following table provides a reconciliation of non-GAAP free cash flow and free cash flow conversion percentage to net cash provided by operating activities, which is the most directly comparable financial measure calculated and reported in accordance with U.S. GAAP for the twelve month periods ended October 31, 2024 and October 31, 2023:

	Twelve Months Ended
(Dollars in millions)	October 31, 2024	October 31, 2023
Net cash provided by operating activities	$569.9	$306.8
Less: Purchases of property, plant, and equipment, net of proceeds from insurance claim	99.2	142.4
Free cash flow	470.7	164.4
Net earnings	$418.9	$329.7
Free cash flow conversion percentage	112.4%	49.9%
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